Exhibit 99.1

MetaBank® Announces Agreement to Sell Community Bank Division to Central Bank
Company to Continue Focus on National Payments and Lending Businesses
Meta Financial Group, Inc.® Announces New Common Stock Share Repurchase Program
Sioux Falls, S.D., November 20, 2019 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.® (Nasdaq: CASH) (“Meta” or the “Company”) today announced that MetaBank®, a wholly-owned subsidiary of Meta, has entered into an agreement with Central Bank (“Central”), headquartered in Storm Lake, Iowa, for the sale of MetaBank’s community bank division. Included in the sale are all of MetaBank's community bank branches located in Iowa and South Dakota, as well as deposits and fixed assets related thereto, representing approximately $270 million of deposits. Also included in the sale are approximately $265 million of loans. Following the closing of the transaction, MetaBank will retain approximately $935 million of loans associated with MetaBank’s community bank division that will run-off over time and will be serviced by Central following the closing. The branches will be rebranded as Central Bank following the closing of the transaction.
“We are pleased to reach this agreement with Central Bank, which will allow both companies to focus on their core businesses and provide the highest level of service and value to the customers, employees and shareholders,” said Brad Hanson, President and CEO of Meta Financial Group. "This transaction aligns with Meta's strategy to focus on improving yields from our national lending platforms, growing deposits in our payments division and improving efficiencies by streamlining operations; while serving key markets often overlooked by traditional banks."
“Central Bank’s focus of dedicating our time and resources to the communities we serve encompasses the true meaning of community banking,” said Tim Brown, Chairman of the Board and CEO of Central. Mr. Brown continued, “We look forward to accomplishing great things for our customers and employees while embracing our core values of providing exceptional service and helping our customers achieve financial success.”
Pursuant to the terms of the agreement, Central has agreed to offer employment to all current MetaBank community bank employees. John Brown, President and CFO of Central added, “MetaBank employs experienced and valued bankers who represent our vision of community banking. We look forward to working together to make a stronger community bank, bringing new opportunities to our communities, customers and employees. We are pleased to say customers can carry out banking transactions as usual.” Additional details and updates are expected to be sent to affected customers in the upcoming weeks.
The transaction is expected to result in a pre-tax net gain to the Company of approximately $18.5 million. The Company intends to deploy capital generated from the sale into share repurchases, as appropriate, and other corporate purposes.

The closing of the transaction is subject to the satisfaction or waiver of certain conditions, the receipt of third party and regulatory approval and satisfaction of customary closing conditions. The transaction is expected to close late in the first calendar quarter of 2020. Sandler O’Neill + Partners L.P. served as financial advisor and Katten Muchin Rosenman LLP served as legal advisor to MetaBank. Nick Brown Law Firm and Belin McCormick, P.C. served as legal advisors to Central Bank.
In connection with the divestment of the community bank division, the Company also disposed of assets related to a previously disclosed agricultural relationship that were held in other real estate owned (“OREO”), which represented 46 basis points of non-performing assets as of September 30, 2019. The Company expects to incur a pre-tax net loss of approximately $4.3 million in the quarter ended December 31, 2019 related to the disposition of these assets.
The Company also announced on November 20, 2019 that its Board of Directors authorized a new share repurchase program to repurchase up to an additional 7,500,000 shares of Meta’s common stock. The Company repurchased all shares available for repurchase under the Company's share repurchase plan previously announced on March 26, 2019. The new authorization will be effective November 21, 2019 through December 31, 2022. The Company may repurchase shares on the open market and/or in privately negotiated transactions, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, made from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions and applicable regulatory and legal factors. The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended at any time at the Company’s discretion.
The Company reiterates its full-year fiscal 2020 earnings per common share range of $3.30 to $3.50, excluding the expected gain on branch sale and loss on OREO described above. As a result, GAAP earnings per share for fiscal 2020 is expected to be in the range of $3.58 to $3.78 per share.
This press release and other important information about the Company are available at metafinancialgroup.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to share repurchases by the Company, and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements include, among others, statements regarding the potential benefits of, and other expectations for the Company in Connection with and following effectiveness of, the sale of MetaBank's community bank division, including with respect to expected financial gains and losses and future earnings growth, as well as future share repurchases by the Company. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors, including, without limitation, the risk that the transaction with Central may not occur on a timely basis or at all; the parties' ability to obtain third party and regulatory approvals, and otherwise satisfy the other conditions to closing, on a timely basis or at all; future economic, competitive and market conditions; the market price of the Company’s stock prevailing from time to time; alternative uses of cash and the nature of other investment opportunities presented to the Company from time to time; and future business decisions. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group
Meta Financial Group, Inc.® (Nasdaq: CASH) is the holding company for the financial services company MetaBank® ("Meta"). Founded in 1954, Meta has grown to operate in several different financial sectors: payments, commercial finance, tax services, community banking and consumer lending. Meta works with high-value niche industries, strategic-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. Meta tailors solutions for bank and non-bank businesses and provides a focused collaborative approach. The organization is helping to shape the evolving financial services landscape by directly investing in innovation and complementary businesses that strategically expand its suite of services. Meta, with over $6 billion in assets, has a national presence and over 1,100 employees, with corporate headquarters in Sioux Falls, S.D. For more information, visit the Meta Financial Group website or LinkedIn.

About Central Bank
With assets exceeding $900 million, Central Bank specializes in community banking and provides personal, business and private banking services, insurance products and risk management services. Two-hundred employees in 17 locations throughout Iowa and South Dakota contribute to Central Bank’s long-standing tradition of community responsibility and relationship-based service. The family-owned bank was chartered in Storm Lake in 1877. For more information, visit centralbankonline.com.

MetaBank Investor Relations/Media Contact:	Central Bank Media Contacts:
Brittany Kelley Elsasser	Tim Brown
Director of Investor Relations	Chairman, CEO
605.362.2423	712.732.2190
bkelley@metabank.com	timbrown@centralbankonline.com

John Brown
President, CFO
515.224.2130
jcbrown@centralbankonline.com